UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 5, 2024, The Crypto Company (the “Company”), entered into a stock agreement (the “Stock Agreement”) with Ronald Levy (the “Recipient”), pursuant to which the Company issued a total of ten (10) shares of the Company’s Series A preferred stock (“Preferred Stock”) as a bonus to the Recipient. The Recipient serves as the Chief Executive Officer, Interim Chief Financial Officer, Chief Operating Officer, Chairman of the Board, Secretary, and a member of the Board of Directors of the Company.

The shares of Preferred Stock were issued in a private transaction. The shares of Preferred Stock described in this Current Report on Form 8-K were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The Recipient had access to information about the Company or is a person to whom the Company believes the offer was exempt from registration.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Effective September 5, 2024, the Company amended its Articles of Incorporation (the “Articles”), to amend and restate Sections 1 and 2 of Article 4 of the Articles to increase the number of authorized shares of the Company’s common stock (“Common Stock”) from 2,000,000,000 to 19,000,000,000 and create a new class of stock, par value $0.001 per share, designated as Series A Preferred Stock consisting of 10 authorized shares, as set forth in Certificate of Amendment to the Articles of Incorporation (the “Amendment”). Pursuant to the Amendment, Common Stock and Preferred Stock are identical in all respects, except that each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 950,000,000 votes.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated herein by reference.

As previously disclosed in the Company’s definitive information statement filed with the Securities and Exchange Commission on July 30, 2024, the Board of Directors of the Company unanimously approved and recommended, and certain shareholders of the Company owning approximately 50.14% of the Company’s outstanding Common Stock approved the Amendment by written consent in lieu of a special meeting in accordance with the applicable provisions of the Nevada Revised Statutes and the Company’s Bylaws. The Company prepared and caused to be sent or delivered to its shareholders pursuant to Regulation 14C under the Securities Exchange Act of 1934 an information statement relating to the Amendment, prior to the filing thereof with the Nevada Secretary of State.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference.

Item. 9.01 Exhibits

(d) Exhibits

Exhibit No.
3.01	Certificate of Amendment to Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY

Date: September 6, 2024

	By:	/s/ Ronald Levy
	Name:	Ronald Levy
	Title:	Chief Executive Officer, Interim Chief Financial Officer, Chief Operating Officer, Chairman of the Board and Secretary